GameTech International, Inc.

Nasdaq: “GMTC”

Safe Harbor Statement

- This presentation contains forward-looking statements within the meaning of the federal securities laws, and GameTech intends that these statements be subject to the safe harbor provided by those laws. Forward-looking statements include the effects of the acquisition of Summit, our potential expansion of our domestic and international business and markets, new product and product feature developments, the success of our strategic opportunities and initiatives, and expectations relating to financial and operating results. We caution that these statements are subject to risks and uncertainties that could cause actual results to differ materially from those reflected by the forward-looking statements, our ability to successfully integrate, operate and grow Summit's business, our dependence on the bingo and electronic bingo industry and Summit's dependence on the video lottery terminal business, and other factors disclosed in documents we have filed with the Securities and Exchange Commission, including the our most recently filed Form 10-K, 10-Qs and 8-Ks.

GameTech™

- We design, develop, and market high quality interactive gaming and entertainment products including portable bingo related systems, VLT machines, and server-based wireless gaming systems
- Operating in 40 states, one US territory and 5 countries
- 64,000+ bingo player terminals installed throughout 550 halls and locations
- Summit Gaming estimated annual production of 2,000 units in core markets
- Corporate office in Reno, NV and 4 regional offices; 241 staff

Company Transformation

Before

- Bingo
  - Domestic
  - Small international presence
  - Ted, Ted2C, Fixed Base, Tracker, Traveler

The Mini ™



Now

- Bingo
  - Domestic
  - Growing international presence
  - Ted, Ted2C, Fixed Base, Tracker, Traveler, and Elite operating system
- Traditional Gaming Devices
  - VLT
  - Class II
  - Class III
- Server-based Wireless Systems
  - Bingo
  - Class II
  - Class III

GameTech has transformed in the past year from a bingo game equipment developer into the only company that manufacturers bingo equipment, traditional gaming devices, and server-based wireless gaming devices

Increasing EBITDA Performance


$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
($15,000)
2003
2004
2005
2006
2007
EBITDA
Net Income

Increasing EPS Performance



$0.60
$0.40
$0.20
$0.00
($0.20)
($0.40)
($0.60)
($0.80)
($1.00)
2003
2004
2005
2006
2007
EPS

FY Results ended October 31, 2007

GAMETECH™

(dollars in thousands)

	FY 2007	FY 2006
Net revenue	**$58,805**	**$49,289**
Cost of revenue	$26,542	$19,929
Gross profit	**$32,263**	**$29,360**
Operating expenses:		
General and administrative	$9,538	$8,303
Sales and marketing	$10,519	$11,041
Research and development	$3,865	$2,885
Loss contingency	$124	$133
Gain on sale of assets	($656)	$0
Total operating expenses	**$23,390**	**$22,362**
Income (loss) from operations	**$8,873**	**$6,998**
Net interest income (expense)	($1,617)	$372
Other income (expense), net	$82	($26)
Income (loss) before income taxes	**$7,337**	**$7,344**
Provision for (benefit from) income taxes	$2,667	$2,961
Net Income	**$4,671**	**$4,383**
EBITDA	**$20,499**	**$17,289**

GMTC Valuation

GMTC Valuation		
Stock Price (as of 2/14/08)	$	5.95
Fully Diluted Shares Outsanding (a/o 10/31/07)		12,861
Market Capitalization ($000s)	$	76,526
Long Term Debt (a/o 10/31/07):		
Term Loan	$	22,000
Revolver Loan	$	7,445
Total Long Term Debt	$	29,445
Cash & Cash Equivalents (a/o 10/31/07)	$	11,393
Enterprise Value	$	94,578
TTM EBITDA (a/o 10/31/07)	$	20,499
EBITDA Multiple		4.6

Expansion Opportunities

Electronic Bingo

Current Market Conditions

- Market size is approximately 1,000 domestic bingo halls
- Very little foreign presence

Growth Strategy

- Content revenue opportunity
- Foreign expansion
  - England
    - Approximately 500 bingo halls with two major operators (MECCA and Gala)
  - Mexico
    - Approximately 180 licenses with 70-80 halls currently in operation

Expansion Opportunities

GAMETECH™

Traditional Gaming Devices (Slot Machines)

Current Market Conditions

- Currently in four markets: Montana (44%), Louisiana (52%), South Dakota (3%), West Virginia (1%)
- Manufacturing VLTs only

Growth Strategy

- Class III
  - Nevada – 180,000+ slot machines in operation
  - California - approx 62,500 currently in operation with another 17,500 recently approved via compacts
- VLTs
  - Canada

Expansion Opportunities

Server-based Wireless

Current Market Conditions

- New Market

Growth Strategy

- Foreign installations first
- Current Content
  - Bingo
  - Slots
- Future Content
  - Web based applications
  - Race and sports book
  - Operational interfaces

Reconciliation of US GAAP Net Income to EBITDA

GAMETECH™

Reconciliation of US GAAP Net Income to EBITDA

	FY 2003	FY 2004	FY 2005	FY 2006	FY 2007
Net Income	$1,191	($9,906)	$1,336	$4,383	$4,671
Add Back:					
Net interest expense (income)	$15	($40)	($66)	($372)	$1,617
Provision for income taxes	$925	($1,720)	$534	$2,961	$2,667
EBIT	$2,131	($11,666)	$1,804	$6,972	$8,955
Add Back:					
Depreciation and Amortization	$10,175	$18,309	$11,427	$10,317	$11,544
EBITDA	$12,306	$6,644	$13,232	$17,289	$20,499